Exhibit 10.1

EXPENSE LIMITATION AND REIMBURSEMENT AGREEMENT

WARBURG PINCUS ACCESS FUND, L.P.

450 Lexington Avenue

New York, NY 10017

February 2, 2026

Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Ladies and Gentlemen:

Pursuant to Section 4 of that certain Management Agreement (the “Management Agreement”), dated as of the date hereof, by and between Warburg Pincus Access Fund, L.P. (“WP ACE”) and Warburg Pincus LLC (the “Manager”), the Manager, may, in its sole discretion, limit certain defined Fund Expenses (as defined in the Management Agreement) to be borne by WP ACE and defer payment and/or reimbursement of such Fund Expenses in excess of such limitation until the expiration of the Limitation Period (as defined below), subject to the repayment provisions herein. The Manager hereby agrees, from the date hereof until such date as the Manager provides WP ACE with notice in writing that the Manager has determined, in its sole discretion, to terminate such limitation (the “Limitation Period”), that the Manager will waive fees that it would otherwise be paid, and/or assume and/or advance Fund Expenses (each, a “Waiver”), of WP ACE if required to ensure that the Specified Expenses (as defined below) for any particular class of units of WP ACE for any fiscal year do not exceed 0.40%, annualized, of the net assets of WP ACE as of the end of each calendar month (the “Expense Limitation”). Capitalized terms not defined herein shall have the meaning used in the Management Agreement or WP ACE’s Amended and Restated Agreement of Limited Partnership, dated as of the date hereof, as applicable.

“Specified Expenses,” means all expenses incurred in the business of WP ACE, including Organizational and Offering Expenses and Fund Expenses, with the exception of: (i) the Management Fee, (ii) the Performance Participation Allocation, (iii) any distribution and/or servicing fee, including the Servicing Fee, (iv) all fees and expenses of special purpose vehicles in which WP ACE or its subsidiaries invest (including management fees, performance-based incentive fees, any distribution and/or servicing fees and administrative service fees), (v) fees payable to third parties in connection with the sourcing or identification of portfolio investments, (vi) brokerage costs, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by WP ACE), (ix) transaction-related expenses associated with consummated and unconsummated transactions, including legal costs, sourcing fees, due diligence related fees, third party consultants, and brokerage commissions, associated with the acquisition, disposition and maintenance of investments, (x) taxes, (xi) litigation and (xii) extraordinary expenses (as determined in the sole discretion of the Manager).

WP ACE agrees to repay to the (i) Manager any fees waived under this Expense Limitation Agreement (the “Agreement”) and/or (ii) Manager, or an affiliate thereof, any expenses assumed and/or advanced in excess of the Expense Limitation, provided the repayments do not cause annual operating expenses to exceed the Expense Limitation in place at the time WP ACE repays the Manager or its affiliate. The Manager or its affiliate may require that WP ACE repay a Waiver at any time, including in the same year it is incurred, provided that any such repayments must be made within five (5) years after the month in which the Limitation Period is terminated. This paragraph (including, for the avoidance of doubt, WP ACE’s repayment obligations) shall survive any termination of this Agreement.

After the termination of the Limitation Period, WP ACE will pay the Manager or its affiliate any fees and/or Fund Expenses as and when incurred, regardless of when such fees and/or Fund Expenses were incurred and without regard to the Expense Limitation described above.

This Agreement will be governed by, construed in accordance with, the laws of the State of Delaware. Each of the parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) subject to service of process in the State of Delaware.

Any amendment to this Agreement shall be in writing signed by the parties hereto. This Agreement supersedes any prior agreement with respect to the subject matter hereof.

This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but the several counterparts shall together constitute but one and the same agreement of the parties hereto. If any one or more of the covenants, agreements, provisions or texts of this Agreement shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

WARBURG PINCUS ACCESS FUND, L.P.

By:	/s/ Megan Kilcourse
	Name:	Megan Kilcourse
	Title:	Chief Financial Officer

The foregoing Agreement is hereby accepted as of February 2, 2026

WARBURG PINCUS LLC

By:	/s/ Steven Glenn
	Name:	Steven Glenn
	Title:	Managing Director

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